UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 31, 2016

Date of Report (date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Merger Agreement

On May 31, 2016, salesforce.com, inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Dynasty Acquisition Corp., an indirectly wholly-owned subsidiary of the Company (the “Purchaser”), and Demandware, Inc. (“Demandware”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, the Purchaser will, within eight business days of May 31, 2016, commence a cash tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, $0.01 par value per share, of Demandware (the “Shares”) at a price per share of $75.00 (the “Offer Price”), net to the seller in cash, without interest, for an overall transaction value of approximately $2.8 billion (net of cash acquired). The Offer is expected to be completed in the second quarter of the Company’s fiscal year 2017, which ends July 31, 2016.

The Offer will be subject to customary conditions, including (i) the valid tender, not validly withdrawn, of the number of Shares, together with any Shares beneficially owned by the Company or any of its subsidiaries, that would represent one share more than 50% of the sum of (a) all Shares then outstanding, plus (b) all Shares issuable to holders of Demandware stock options from whom Demandware has received notices of exercise (and as to which Shares have not yet been issued to such exercising holders), (ii) the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and (iii) approval by the German Federal Cartel Office. The Company intends to fund the transaction with cash on hand and up to $500 million under a new term loan as described under “Commitment Letter” below.

Under the terms of the Merger Agreement, following the completion of the Offer, the Purchaser will be merged with and into Demandware, with Demandware becoming a wholly-owned subsidiary of the Company (the “Merger”). In the Merger, all then outstanding Shares, other than Shares held by the Company, the Purchaser and Demandware, and Shares held by stockholders who have validly exercised their appraisal rights under the Delaware General Corporation Law (the “DGCL”), will be cancelled and converted into the right to receive the Offer Price.

The Merger Agreement contemplates that the Merger will be effected pursuant to Section 251(h) of the DGCL, which permits completion of the Merger upon the collective ownership by the Company, the Purchaser and any other subsidiary of the Company of one share more than 50% of the then-issued and outstanding Shares, and if the Merger is so effected pursuant to Section 251(h) of the DGCL, no stockholder vote will be required to consummate the Merger.

The Merger Agreement contains representations, warranties and covenants of the Company, Demandware and the Purchaser that are customary for a transaction of this nature, including among others, covenants by Demandware concerning the conduct of its business during the pendency of the transactions contemplated by the Merger Agreement, restrictions on solicitation of competing acquisition proposals, public disclosures and other matters. The Merger Agreement contains certain termination rights of the Company and Demandware and provides that, upon the termination of the Merger Agreement under specified circumstances, Demandware will be required to pay the Company a termination fee of $107 million.

The foregoing descriptions of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by this reference. Exhibit 2.1 is filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore may be incorporated by reference into filings made under the Securities Act of 1933, as amended (the “Securities Act”). The Merger Agreement, which has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about the Company or Demandware, contains representations and warranties of each of the Company, Demandware and the Purchaser. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement, including information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of a specific date and are modified in important part by the underlying disclosure schedules. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Demandware’s public disclosures.

Commitment Letter

On May 31, 2016, in connection with the Merger Agreement, the Company entered into a commitment letter with Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Commitment Letter”), pursuant to which, subject to the terms and conditions set forth therein, Bank of America, N.A. has committed to provide a $500 million term loan, the proceeds of which may be used for the payment of the Offer Price contemplated by, and the payment of fees and expenses incurred in connection with, the Merger Agreement and the Offer. The agreement for the term loan facility would contain affirmative covenants, negative covenants and events of default, as well as financial covenants, in each case to be negotiated by the parties. The commitment is subject to various conditions, including consummation of the Offer.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter, which is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

Item 8.01 Other Events

On June 1, 2016, the Company and Demandware issued a press release announcing the entry into the Merger Agreement. A copy of that press release is attached hereto as Exhibit 99.1.

Additional Information

The Offer has not yet commenced. This report is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities. At the time the Offer is commenced, the Company and the Purchaser will file with the SEC a Tender Offer Statement on Schedule TO, and Demandware will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer. Demandware stockholders and other investors are strongly advised to read the Offer materials (including the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents that have yet to be filed) and the Solicitation/Recommendation Statement because they will contain important information that should be read carefully before any decision is made with respect to the Offer. The Tender Offer Statement and the Solicitation/Recommendation Statement will be available for free at the SEC’s website at www.sec.gov. Free copies of these materials and other Offer documents will be made available by the information agent for the Offer.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other Offer documents, the Company and Demandware file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by the parties at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. The parties’ filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

Forward-Looking Statements

This report contains “forward-looking statements” relating to the acquisition of Demandware by the Company and the Purchaser. All statements other than historical facts included in this report, including, but not limited to, statements regarding the timing and the closing of the transaction, the financing for the transaction, the expected benefits of the transaction, prospective performance and future business plans, and any assumptions underlying any of the foregoing, are forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown, or unknown risks or uncertainties materialize, actual results could vary materially from the parties’ expectations and projections. Risks and uncertainties include, among other things: uncertainties regarding the timing of the closing of the transaction; uncertainties as to how many of

Demandware’s stockholders may tender their stock in the Offer; the possibility that various closing conditions to the tender offer and merger transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay, or refuse to grant approval for the consummation of the transaction; that there is a material adverse change to Demandware; the outcome of any legal proceedings that may be instituted with respect to the transaction; that the integration of Demandware’s business into the Company is not as successful as expected; the failure to realize anticipated synergies and cost savings; the failure of the Company to achieve the expected financial and commercial results from the transaction; other business effects, including effects of industry, economic or political conditions outside either company’s control; transaction costs; actual or contingent liabilities; as well as other cautionary statements contained elsewhere herein and in the Company’s and Demandware’s periodic and other reports filed with the SEC including the factors set forth in their most recent annual reports on Form 10-K and quarterly reports on Form 10-Q, the Tender Offer Statement on Schedule TO and other Offer documents to be filed by the Company, and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by Demandware. These forward-looking statements reflect the Company’s expectations as of the date of this report. The Company undertakes no obligation to update the information provided herein. Additional information about the Company is available at www.salesforce.com.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 31, 2016, by and among salesforce.com, inc., Dynasty Acquisition Corp. and Demandware, Inc.*

10.1	Commitment Letter, dated as of May 31, 2016, by and among salesforce.com, inc., Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated

99.1	Press Release dated June 1, 2016

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but a copy will be furnished to the Securities and Exchange Commission upon request.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2016	salesforce.com, inc.

/s/ Burke Norton
Burke Norton Chief Legal Officer & Chief of Corporate and Government Affairs

Exhibit Index

Exhibit No.	Exhibit Title

2.1	Agreement and Plan of Merger, dated as of May 31, 2016, by and among salesforce.com, inc., Dynasty Acquisition Corp. and Demandware, Inc.*

10.1	Commitment Letter, dated as of May 31, 2016, by and among salesforce.com, inc., Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated

99.1	Press Release dated June 1, 2016

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but a copy will be furnished to the Securities and Exchange Commission upon request.